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Exhibit 23.1-Consent

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the registration statement on Form SB-2 of Human BioSystems and the related prospectus of our report, relating to the financial statements of Human BioSystems, dated
February 5, 2003.

/s/ L.L. Bradford & Company, LLC
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L.L. BRADFORD &
COMPANY, LLC
Las Vegas,
Nevada
April 22, 2003